UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 25, 2007

Harsco Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-3970	23-1483991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, PA	17011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	717-763-7064

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On September 25, 2007, the Board of Directors of Harsco Corporation (the “Company”) declared a dividend distribution of one right (a “Right”) for each share of Common Stock, par value $1.25 per share (the “Common Shares”), of the Company outstanding at the close of business on October 9, 2007 (the “Record Date”), pursuant to the terms of a Rights Agreement, dated as of September 25, 2007 (the “Rights Agreement”), by and between the Company and Mellon Investor Services LLC, as rights agent.  The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company’s treasury after the Record Date will be entitled to and accompanied by Rights.  The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 4.1	Rights Agreement, dated as of September 25, 2007, by and between the Company and Mellon Investor Services LLC, as rights agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date: September 26, 2007	By:	/s/ Mark E. Kimmel
Name: Mark E. Kimmel
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

4.1	Rights Agreement, dated as of September 25, 2007, by and between the Company and Mellon Investor Services LLC, as rights agent